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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 13, 2009

Littlefield Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-24805	74-2723809
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2501 North Lamar Boulevard

Austin, Texas 78705

(Address of principal executive office)

Issuer's telephone number: (512) 476-5141

Section 1	Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

On March 13, 2009, Littlefield Corporation (OTCBB: LTFD), entered into a new employment agreement with its president and chief executive officer, Jeffrey L. Minch. The agreement is for a three year term beginning as of January 1, 2009, and it replaces a prior employment agreement which expired on December 31, 2008.

The agreement provides compensation of $240,000 annually, subject to annual review by the board of directors, and a discretionary performance bonus to be determined by the board of directors. The agreement also provides for an award of options to purchase up to 900,000 shares of Littlefield’s common stock at a purchase price of 110% of the closing market price of the Company’s common stock which was awarded by unanimous consent on March 13, 2009. The options vest at the rate of 300,000 per year beginning December 31, 2009. The agreement contains agreements regarding confidentiality of Company information, severance and continues a limited non-competition agreement, should Mr. Minch leave the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 17, 2009

Littlefield Corporation

		By:	/s/ Richard S. Chilinski
			Name:	Richard S. Chilinski
			Title:	Chief Financial Officer